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                         CONSENT OF INDEPENDENT ACCOUNTS



We consent to the inclusion in this registration statement on Form S-3 of our report dated June 13, 1997, on our audits of the financial statements of Gene Reed Automotive Group. We also consent to the reference to our firm under the caption "Experts".







/s/ Coopers & Lybrand L.L.P.
Princeton, New Jersey
November 10, 1997